EXHIBIT 99

The Spiegel Group Takes Additional Steps in Reorganization Process

Plans to Further Consolidate Order Fulfillment Operations: Distribution Fulfillment Services in Groveport, Ohio to Support all Merchant Divisions; Distribution Center in Newport News, Va. to Close

Plans to Close Customer Contact Center in Rapid City, S.D.

DOWNERS GROVE, Ill., July 24, 2003 -- The Spiegel Group (Spiegel, Inc.) today announced that it plans to close one of its customer contact centers and to further consolidate its merchandise order fulfillment operations. These actions are part of the company's ongoing initiatives to streamline its operations, reducing its cost structure and improving efficiencies.
  The company's Spiegel Group TeleServices division, which handles the customer sales and service calls for The Spiegel Group merchant companies, will close a customer contact center located in Rapid City, S.D., which employs approximately 240 associates. The facility is scheduled to close at the end of December 2003. The company's network of customer contact centers located in Hampton, Va., Saint John, New Brunswick, Canada, and
Sydney, Nova Scotia, Canada, will handle the customer sales and service needs for the Group's merchant companies -- Eddie Bauer, Newport News and Spiegel Catalog.
  In the consolidation of its order fulfillment operations, the company will close a distribution center, which employs approximately 400 associates and supports the company's Newport News division. Located in Newport News, Va., the facility is scheduled to close at the end of December 2003.
  At the beginning of January 2004, the company will begin processing and shipping merchandise orders for all its merchant divisions through Distribution Fulfillment Services (DFS), a wholly owned subsidiary of Spiegel, Inc., which now serves Eddie Bauer and Spiegel Catalog, and is headquartered in Groveport, Ohio.
  Also, as part of the consolidation, the company is moving its DFS retail distribution operations from its facility in Columbus, Ohio, to its facility in Groveport, Ohio, a Columbus, Ohio suburb. The company expects that most of the associates who are working in retail distribution at the Columbus facility will transfer to the Groveport facility when this part of the consolidation is completed in September 2003. However, as a result of this action, approximately 40 associates in support positions at DFS will be released in September 2003.
  The company will provide severance and other benefits to employees affected by these actions. "These actions are based on the results of an analysis of the capacity and facility costs of the company's customer contact center network and its warehousing and logistics operations," said Alexander Birken, senior vice president and chief administrative officer for The Spiegel Group.
"Consolidating the company's logistical support at DFS improves the utilization of the Group's operations while better leveraging the company's fixed costs.
DFS is well equipped to handle current distribution and fulfillment for all our merchant companies while offering flexibility for the future," Birken said.
  "Reducing the number of customer contact centers provides the most cost-effective structure for our network while allowing us to continue to deliver excellent customer service, and offering us the flexibility to manage the seasonality of our business and efficiently route call volume across the network," Birken said.
  "We are proud of our dedicated, hard-working associates at the customer contact center in Rapid City, S.D., and at the distribution center in Newport News, Va. We salute their achievements in customer service, efficiency and accuracy," Birken said. "They have demonstrated their professionalism time and again, and I know they will continue to provide excellent customer service throughout the transition period. We regret having to close these facilities; however, this is the right business decision for the Group," he said.

Background
  The Rapid City, S.D., customer contact center opened in 1991 and is located at 2700 N. Plaza Drive in Rapid City, S.D.
  The Newport News distribution center opened in 1973 and is located at 5201 City Line Road in Newport News, Va.
  Distribution Fulfillment Services (DFS) opened in 1994 and serves the catalog and e-commerce fulfillment and distribution needs, as well as the retail distribution needs, of Eddie Bauer and Spiegel Catalog. Its Columbus facility is located at 4545 Fisher Road and its Groveport facility is located at 6600 Alum Creek Drive.

About the Company
  The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
  This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the debtor-in-possession (DIP) financing facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the effects on the company of the Pay-Out Events experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the sale or liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Contacts: Debbie Koopman
          630/769-2596
          Debbie_Koopman@spgl.com